Filed Pursuant to Rule 424(b)(5)

Registration Statement 333-297083

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 1, 2026)

Up to $4,353,000

Common Stock

We have entered into a sales agreement dated as of August 13, 2026, or the Sales Agreement, with Roth Capital Partners, LLC, or the Agent, relating to the sale of shares of our common stock, par value $0.0001 per share, offered by this prospectus supplement. In accordance with the terms of such Sales Agreement and this prospectus supplement, we may offer and sell shares of our common stock having an aggregate offering price of up to $4,353,000 from time to time through or to the Agent, acting as our agent or principal.

Our shares of common stock and public warrants are traded on the Nasdaq Capital Market, under the symbols “VEEA” and “VEEAW”, respectively. The last reported sale price of our shares of common stock and public warrants, as reported on the Nasdaq Capital Market on August 11, 2026 were $0.1259 and $0.0358, respectively.

Sales of our common stock, if any, under this prospectus supplement and the accompanying base prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. The Agent is not required to sell any specific amount of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Agent for sales of common stock sold pursuant to the Sales Agreement will be equal to 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was $13,061,451, which was calculated based on 62,214,156 shares of common stock outstanding, as of August 11, 2026, of which 36,959,400 shares were held by non-affiliates, and a price per share of $0.3534, which was the closing sale price of our common stock on the Nasdaq Capital Market on June 15, 2026, and which was within 60 days of the date of the Sales Agreement. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell securities pursuant to the registration statement with a value more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. During the prior 12-calendar-month period that ends on, and includes, the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6. of Form S-3.

On August 10, 2026, as a result of our having received notice from Nasdaq that we are not in compliance with the Nasdaq Rule requiring our common stock to trade with a minimum bid price of $1.00 or greater, our Board of Directors authorized and approved a reverse stock split of our common stock in a ratio of 1-for-20 (the “Reverse Split”). This is within the range of 1-for-2 and 1-for-20, which was approved by the stockholders at the Annual Meeting of Stockholder on December 30, 2025. Our management intends to complete the Reverse Split within four weeks after the date of this prospectus supplement, although no assurance can be given that it will be completed by such date or at all. In the event that the Reverse Split is completed, the number of shares of common stock issued and outstanding will be reduced proportionately with the 1-for-20 Reverse Split and the trading price of the common stock will be increased in the same proportion. In such case all share and per share price amounts set forth in this prospectus supplement will be correspondingly adjusted and reported to reflect such adjustment in our reports filed thereafter.

Investing in our securities involves a high degree of risk. You should read this prospectus supplement, the accompanying base prospectus and the information incorporated herein and therein by reference carefully before you make your investment decision. See “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 1 of the accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Roth Capital Partners

The date of this prospectus supplement is August 13, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any future amendment to this prospectus supplement or prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any future amendment to this prospectus supplement or additional prospectus supplement.

This prospectus supplement, the accompanying base prospectus and any future amendment to this prospectus supplement or additional prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus supplement, the accompanying base prospectus and in any future amendment to this prospectus supplement or additional prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying base prospectus or any future amendment to this prospective or prospectus supplement for any sale of securities.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under the shelf registration process, we may offer and sell shares of our common stock having an aggregate offering price of up to $4,353,000 from time to time at prices and on terms to be determined by market conditions at the time of offering. We urge you to carefully read this prospectus supplement, the information incorporated by reference, the accompanying base prospectus, and any free writing prospectus that we authorize to be distributed to you before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may supplement, update or change information contained in the accompanying base prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference therein.

This prospectus supplement describes the terms of the securities offered and the other specific terms related to the offering of the securities described in this prospectus supplement.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus or any “free writing prospectus.” We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the dates of their covers, regardless of the time of delivery of this prospectus supplement or any additional prospectus supplement or of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement incorporates by reference market data and certain industry data and forecasts that were obtained from market research databases, publicly available information and industry publications and surveys. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. We have relied on certain data from third-party sources, including industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus supplement or in any document incorporated by reference, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement, and under similar headings in the other documents that are incorporated herein by reference.

We are not making any representation to you regarding the legality of an investment in the common stock by you under applicable law. You should consult with your own legal advisors as to the legal, tax, business, financial and related aspects of a purchase of our common stock.

Certain figures included in this prospectus supplement have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Throughout this prospectus supplement, unless otherwise designated, the terms “we,” “us,” “our,” the “Company,” “Registrant,” and “Veea” refer to Veea Inc. and all of our subsidiaries following the business combination that was consummated on September 13, 2024 among us, Plum SPAC Merger Sub, Inc, and VeeaSystems Inc. (the “Business Combination”) and VeeaSystems Inc. prior to the Business Combination.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company. These statements are based on the beliefs and assumptions, whether or not identified in this prospectus supplement, of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “project,” “scheduled,” “seek,” “should,” “will” or similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements contained in this prospectus supplement include, but are not limited to, statements about the ability of the Company to:

●	failure to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows;

●	risks related to Veea’s current growth strategy and Veea’s ability to generate revenue and become profitable;

●	market acceptance of Veea’s platform and products;

●	the length and unpredictable nature of Veea’s sales cycles;

●	Veea’s reliance on distribution and partnering arrangements and third-party manufacturers;

●	cybersecurity incidents, security vulnerabilities, and real or perceived errors, failures, defects, or bugs in Veea’s platforms or products;

●	the ability to maintain the listing of our common stock and public warrants on Nasdaq, and the potential liquidity and trading of such securities;

●	our public securities’ potential liquidity and trading;

●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following the completion of the Business Combination, and our ability to attract and retain key personnel;

●	macroeconomic conditions; and

●	each of the other factors detailed under the section entitled “Risk Factors.”

Forward-looking statements are provided for illustrative purposes only and are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the factors discussed under the heading “Risk Factors” and elsewhere in this prospectus supplement, could affect the future results of the Company, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this prospectus supplement.

In addition, the risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus supplement describe additional factors that could adversely affect the businesses, financial conditions, or results of operations of the Company. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the business of the Company, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, this prospectus supplement contains statements of belief and similar statements that reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company as of the date of this prospectus supplement, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

S-iii

SUMMARY

This summary highlights selected information from this prospectus supplement and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should read this entire document carefully, including our financial statements and the related notes included elsewhere in this prospectus supplement and the information incorporated by reference in this prospectus supplement, and the information set forth under the headings “Risk Factors” on page S-7 of this prospectus supplement and page 1 of the base prospectus. Some of the statements in this prospectus supplement constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are dedicated to simplifying the journey towards creating a world in which virtually everyone and everything is intelligently connected, while bringing applications and artificial intelligence (“AI”) to the edge of the network. Most service providers, equipment suppliers, system integrators and even hyperscalers have adopted or advocated for similar solutions to various degrees either independently or in collaboration with the Company. However, to our knowledge, we are the first to market with patented technologies that a) bring virtualized data center capabilities to the far edge of the network, commonly referred to as the Device Edge, where all wired and wireless devices connect to the network (the “Edge”), b) spawns hyperconvergence of computing, multiaccess communications and storage, (“Edge Computing”) c) provides for Cloud-managed applications at the Edge (“Hybrid Edge-Cloud Computing”), and d) enables machine learning with AI training, inferencing, and Agentic AI at the Edge (“Edge AI”) including AI-driven cybersecurity for heterogenous networks. Such networks have given rise through any combination of our developed devices and third-party devices, with CPUs, GPUs, TPUs, DPUs and/or NPUs, that run on the VeeaONE platform’s software stack (“VeeaWare”). Our end-to-end edge-cloud platform is referred to as VeeaONETM  (“VeeaONE”) platform.

Veea has developed several generations of highly integrated all-in-one devices that incorporate a Linux server, with a virtualized software environment, supporting our patented secured docker containers, together with a Wi-Fi Access Point (AP) with a mesh router, a firewall, an IoT gateway, NVMe data storage and 4G/5G modules. With an extensive patent portfolio of 123 granted patents and 32 pending patent applications that cover 26 patent families, our end-to-end Hybrid Edge-Cloud Computing platform represents a new product category that has the potential for wide scale customer adoption in large segments of consumer and enterprise markets.

VeeaONE platform’s products, applications, and services with a distributed computing architecture, offered as a Platform-as-a-Service (“PaaS”) capability, empowering companies to capitalize on the transformative potential of Edge AI, where most of the data from smartphones, tablets, laptops, cameras, sensors, and other devices is generated, with data privacy and sovereignty, reliability, low latency for real-time decisions, bandwidth efficiency, scalability, and reduced costs compared to alternatives.

VeeaHub products, about the size of a typical Wi-Fi Access Point (AP), are offered in variety of form factors with different capabilities for indoor and outdoor coverage and are both locally- and cloud-managed. VeeaONE platform provides for large scale management of VeeaHub products and third-party devices on VeeaONE platform with Hybrid Edge-Cloud Computing and AI-enabled applications and services, to a certain degree is similar to Android OS platform architecture and business model for Android devices.

The VeeaONE platform offers an alternative to cloud computing by enabling the formation of highly secure, but easily accessible, private clouds and networks across one or multiple user(s) or enterprise location(s) across the globe. The benefits include optimal latency, lower data transport costs, data privacy, security and ownership, Edge AI, as well as “always-on” availability for mission critical applications, and contextual awareness for people, devices and things connected to the Internet.

Our products and services have been deployed across multiple countries and industries; however, we are focused on high-growth market segments such as fixed-line or 5G-based fixed wireless broadband access, and subscription-based managed Wi-Fi for unserved and underserved communities. In both cases, broadband or Internet connectivity services are offered with a variety of Edge applications and value-added services, including advanced AI-driven cybersecurity, through Mobile Network Operators (“MNOs”), Multiple System Operators (MSOs), Internet Service Providers (“ISPs”) and other types of Managed Service Providers (“MSPs”). The industrial applications include climate smart buildings, smart farming with precision agriculture, smart warehouses and smart retail as cloud-managed converged private networks.

Private Veea was founded in 2014 by Allen Salmasi, our Chief Executive Officer and a pioneering wireless technology leader. Mr. Salmasi helped to drive industry transformation through his contributions to the development of CDMA/TDMA-based OmniTRACS, the largest mobile satellite messaging and position reporting system with integrated IoT solutions during the 1980s and 1990s; CDMA-based 2G/3G technologies and products at Qualcomm in 1990s; OFDMA-based 4G technologies and products at NextWave during the 2000s, and hyper-converged edge computing and communications during the 2010s; and beyond with Veea. Mr. Salmasi has assembled a talented and experienced management and engineering team that includes former senior executives of leading technology, telecom, SaaS, and wireless companies that possess a deep understanding of wireless technologies, networking edge and cloud computing.

The Company has six wholly owned subsidiaries, VeeaSystems Inc., formerly known as Veea Inc. a Delaware corporation, Veea Solutions Inc., a Delaware corporation, VeeaSystems Development Inc., formerly known as Veea Systems Inc., a Delaware corporation, Veea Systems Ltd., a company organized under the laws of England and Wales, VeeaSystems SAS, a French simplified joint stock company and VeeaSystems CK Inc., a Delaware corporation; and one majority owned subsidiary, VeeaSystems Mexico, S. de R.L. de C.V., a limited capital company organized under the laws of Mexico (“VeeaSystems MX”). VeeaSystems MX is 95% owned by VeeaSystems Inc., and due to local law requirements, the remaining 5% is held by the Company’s CEO. The Company is headquartered in New York City with offices in the United States, Mexico and Europe.

Recent Developments

NLabs Loans

On July 30, 2026 and July 31, 2026, NLabs Inc, a Delaware corporation (“NLabs”) made unsecured loans to us. NLabs is our principal stockholder and an affiliate of Allen Salmasi, our Chief Executive Officer and Chairman of the board of directors (the “Board”). The loans were in the principal amount of $500,000 and $100,000, respectively, and evidenced by two Demand Promissory Notes (the “July 2026 Notes”). Interest on each of the July 2026 Notes accrues and is payable at maturity at an annual rate equal to 10%, with interest calculated on the basis of a 365-day year and the actual days elapsed. The July 2026 Notes and accrued interest thereon are payable upon the earlier of December 31, 2026 and demand by NLabs. The Company may prepay the July 2026 Notes, in whole or in part, without penalty at any time. The proceeds of the July 2026 Notes are for working capital purposes.

For more detailed information on the July 2026 Notes, see the information reported in our Current Report on Form 8-K filed with the SEC on August 5, 2026, including the July 2026 Notes filed as exhibits thereto.

NLabs Note Conversion Agreement

On June 25, 2026, we entered into a note conversion agreement (the “NLabs Note Conversion Agreement”) with NLabs, pursuant to which the principal and accrued interest under certain promissory notes (the “NLabs Notes”) evidencing loans made by NLabs to us were exchanged for (i) our shares of Series A-1 preferred stock, par value $0.0001 per share (the “Series A-1 Preferred Stock”) at an initial stated value of $100.00 per share and (ii) warrants to purchase shares of our common stock (the “NLabs Warrants”). On June 25, 2026, NLabs Notes having an aggregate value of $4,132,910.49 in principal and accrued interest were exchanged into (i) 41,329 shares of Series A-1 Preferred Stock, and NLabs Warrants to purchase up to 13,331,969 shares of common stock at an exercise price of $0.31 per share, which NLabs Warrants are first exercisable on January 1, 2027, and may be exercised until June 25, 2031. Each share of Series A-1 Preferred Stock is convertible into 323 shares of common stock, and the shares of Series A-1 Preferred Stock issued pursuant to the NLabs Note Conversion Agreement are convertible into up to 13,331,969 shares of common stock.

For more detailed information on the NLabs Note Conversion Agreement and the transactions contemplated thereunder, see the information reported in our Current Report on Form 8-K filed with the SEC on June 26, 2026, including the Certificate of Designation of Series A-1 Convertible Preferred Stock, Form of NLabs Warrant, and the NLabs Note Conversion Agreement filed as exhibits thereto.

Note Conversion Agreements

On June 8, 2026, we entered into note conversion agreements (each a “Note Conversion Agreement” and collectively, the “Note Conversion Agreements”) with two existing investors (each a “Note Conversion Investor” and collectively, the “Note Conversion Investors”), pursuant to which the Note Conversion Investors agreed, with respect to an unsecured convertible note issued to each of them on September 13, 2024 (each a “September 2024 Note” and collectively, the “September 2024 Notes”), which September 2024 Notes both matured on March 13, 2026, to the automatic conversion of the principal and accrued interest under the September 2024 Notes into our shares of common stock at a per share price equal to the closing bid price of the common stock on the Nasdaq Capital Market on June 5, 2026 ($0.4401). On June 8, 2026, September 2024 Notes having an aggregate value of $750,000 in principal and accrued interest were converted into 1,891,388 shares of common stock. The Note Conversion Investors were also provided with certain registration rights with respect to such shares of common stock issued to them.

For more detailed information on the Note Conversion Agreements and the transactions contemplated thereunder, see the information reported in our Current Report on Form 8-K filed with the SEC on June 11, 2026, including the Note Conversion Agreement filed as an exhibit thereto.

Share Issuance Agreements

On June 8, 2026, we entered into Share Issuance Agreements (each a “Share Issuance Agreement” and collectively, the “Share Issuance Agreements”) with four existing investors (each a “Share Issuance Investor” and collectively, the “Share Issuance Investors”), pursuant to which we issued to the Share Issuance Investors an aggregate of 1,765,296 shares of common stock. The Share Issuance Investors were also provided with certain registration rights with respect to such shares of common stock issued to them.

For more detailed information on the Share Issuance Agreements and the transactions contemplated thereunder, see the information reported in our Current Report on Form 8-K filed with the SEC on June 11, 2026, including the Share Issuance Agreement filed as an exhibit thereto.

Independent Director Requirements

On June 1, 2026, Douglas Maine, a member of our Board, the audit committee and the compensation committee, unexpectedly passed away.

As a result of Mr. Maine’s passing, on June 2, 2026, we notified Nasdaq that we are no longer in compliance with the majority independent director requirement under Nasdaq Listing Rule 5605(b)(1), and we are no longer in compliance with the compensation committee requirement under Nasdaq Listing Rule 5605(d)(2)(A) that there be at least two “independent directors” serving on the compensation committee. As a result of our having notified Nasdaq of the foregoing noncompliance with applicable Nasdaq Listing Rules, we received a letter from Nasdaq, dated June 3, 2026, pursuant to which Nasdaq has provided us with a cure period to regain compliance with such Nasdaq Listing Rules until the earlier of our next Annual Meeting of Shareholders or May 31, 2027; provided, however, that if the next Annual Meeting of Shareholders is held before November 27, 2026, then we must cure such noncompliant matters no later than November 27, 2026. The Company intends to take sufficient actions to regain compliance with all of the foregoing Nasdaq governance requirements on or before the expiration of the applicable cure periods provided in the Nasdaq Listing Rules. However, there can be no assurance that Company will be able to regain compliance with the applicable Nasdaq Listing Rules set forth above within the required cure period. The foregoing has no immediate effect on the Company’s Nasdaq listing and its common stock and public warrants will continue to be listed and traded on the Nasdaq Capital Market under the symbols “VEEA” and VEEAW, respectively, subject to the listing rules.

Appointment of Greg Deisher as Acting Chief Financial Officer, Chief Operating Officer and Executive Vice President

Effective as of June 1, 2026, upon the recommendation of the compensation committee of the Board, the Board appointed Greg Deisher, who previously a Senior Vice President of the Company, to serve the Chief Operating Officer and Executive Vice President filling the vacancy created by the previous resignation of Ms. Janice K. Smith. Effective as of July 31. 2026, the Board appointed Mr. Deisher to serve as the Acting Chief Financial Officer, following the termination of Randal Stephenson. Mr. Deisher will also continue to serve as Chief Operating Officer and an Executive Vice President of the Company.

For more detailed information on the appointment of Mr. Deisher, see our Current Reports on Form 8-K filed with the SEC on June 4, 2026 and August 5, 2026, respectively.

Appointment of Mark Tubinis as Executive Vice President

Effective as of June 1, 2026, upon the recommendation of the compensation committee, the Board appointed Mark Tubinis, who is currently the Chief Commercial Officer of the Company, to also serve as an Executive Vice President of the Company.

For more detailed information on the appointment of Mr. Tubinis, see our Current Report on Form 8-K filed with the SEC on June 4, 2026.

White Lion Private Placement

On January 14, 2026, we and White Lion Capital, LLC (“White Lion”) entered into a note purchase agreement dated January 14, 2026 (the “White Lion Note Purchase Agreement”). Pursuant to the White Lion Note Purchase Agreement, we agreed to issue, and White Lion agreed to purchase, at one or more closings, on the terms and conditions contained in the White Lion Note Purchase Agreement, certain convertible promissory notes in an aggregate funded amount of up to $2,500,000 (the “White Lion Notes”) and certain warrants issued or issuable to White Lion by us (the “White Lion Warrant”) to purchase shares of common stock.

On May 18, 2026, we and White Lion consummated the third closing pursuant to the White Lion Note Purchase Agreement (the “White Lion Private Placement Third Closing”). In connection with the White Lion Private Placement Third Closing, the Company issued, and White Lion purchased, an additional White Lion Note with a face amount of $555,556 and an additional White Lion Warrant to purchase up to 888,509 shares of common stock, which equals the product of $500,000 divided by $0.563, the closing price of the common stock on May 15, 2026.

On July 10, 2026, we and White Lion consummated the fourth closing pursuant to the White Lion Note Purchase Agreement (the “White Lion Private Placement Fourth Closing”). In connection with the White Lion Private Placement Fourth Closing, the Company issued, and White Lion purchased, an additional White Lion Note with a face amount of $555,556, and no warrants were issued, based on the Company and White Lion’s agreement, which was subsequently documented by the White Lion Side Letter (as defined below). At the White Lion Private Placement Fourth Closing, the Company received cash proceeds of $500,000, net of original issuance discount and certain transaction expenses.

On August 10, 2026, we entered into an Amendment, Waiver and Warrant Cancellation Agreement with White Lion (the “White Lion Side Letter”), pursuant to which the parties agreed, (i) with respect the warrants, the White Lion Warrants to purchase an aggregate amount of 2,612,822 shares of common stock were cancelled concurrent with the delivery of the regular purchase notice by us to White Lion dated August 5, 2026, pursuant to the Common Stock Purchase Agreement (as amended by Amendment No. 1 to the Common Stock Purchase Agreement, dated June 2, 2025 and Amendment No. 2 to the Common Stock Purchase Agreement, dated January 14, 2026, the “White Lion ELOC Purchase Agreement”) by and between White Lion and us, dated December 2, 2024; and (ii) with respect to the White Lion Note Purchase Agreement, (a) that in connection with the Fourth Closing, White Lion waives any rights to receive any warrants pursuant to the White Lion Note Purchase Agreement, (b) that the closings all been completed prior to August 10, 2026 and any right of any party to consummate the fifth closing pursuant to the White Lion Note Purchase Agreement was thereby terminated and of no further force or effect, and (c) the deadline for the stockholder approval in connection with the transactions contemplated under the White Lion Note Purchase Agreement was amended to mean September 30, 2026, among other amendments, subject to other terms and conditions stated therein.

In addition, White Lion waived any and all of its rights in connection with certain at-the-market offering by an investment bank pursuant to the registration statement on Form S-3 (333-297083) filed by the Company on June 26, 2026 and any prospectus supplement filed subsequently in connection with such offering. The Company agreed to use its commercially reasonable efforts to include the maximum number of registrable securities required pursuant to the Registration Rights Agreement, dated December 2, 2024, by and between the Company and White Lion, that the Company is able to include in the next registration statement on Form S-3 filed by the Company.

For more detailed information on the White Lion Note Purchase Agreement, see the information reported in our Current Reports on Form 8-K filed with the SEC on May 22, 2026 and August 10, 2026.

Secured Term Loans

On February 17, 2026, VeeaSystems Inc. a Delaware corporation and wholly owned subsidiary of the Company (“VeeaSystems”), entered into a Loan Agreement (the “Secured Term Loan Agreement”) with Pasadena Private Lending, Inc. (the “Secured Lender”), pursuant to which the Secured Lender agreed to extend, on the terms provided in the Secured Term Loan Agreement, a secured term loan facility in an aggregate principal amount of up to $10,550,000. The initial loan amount of $5,500,000 was borrowed by VeeaSystems on February 17. On May 19, 2026, the first additional loan amount of $2,500,000 was borrowed by VeeaSystems pursuant to the Secured Term Loan Agreement.

Company Information

We were originally incorporated under the name “Plum Acquisition Corp I.” as a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar Business Combination with one or more businesses, which we refer to throughout this prospectus supplement as our initial Business Combination. We completed our initial Business Combination with Veea Inc., on September 13, 2024, and changed our name to “Veea Inc.”

Our principal executive office is located at 164 E. 83rd Street, New York, NY 10028. Our telephone number is (212) 535-6050. Our website address is https://www.veea.com. Information contained on our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

THE OFFERING

Issuer	Veea Inc.

Common Stock Offered by Us	Shares of our common stock having an aggregate offering price of up to $4,353,000.

Common Stock Outstanding After This Offering	96,789,215 shares, assuming sales of 34,575,059 shares in this offering at an offering price of $0.1259 per share, which was the last reported sale price of our common stock on Nasdaq on August 11, 2026. The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.

Plan of Distribution	“At the market offering” made from time to time through or to the Agent, as agent or principal. See the section of this prospectus supplement entitled “Plan of Distribution” beginning on page S-12.

Use of Proceeds	We intend to use the net proceeds from this offering, if any, for expanded research and development, increased sales and marketing, working capital and other general corporate purposes. Net proceeds may be temporarily invested prior to use. The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. Our management will have broad discretion in applying the net proceeds from this offering. See the section of this prospectus supplement entitled “Use of Proceeds” beginning on page S-9.

Nasdaq Symbols	Common Stock (“VEEA”); Public Warrants (VEEAW)

Risk Factors	An investment in our securities involves a high degree of risk. Before making an investment decision, investors should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-7, as well as the other risks and uncertainties described in the documents that we file with the SEC that are incorporated herein by reference.

The number of shares of common stock to be outstanding after this offering is based on 62,214,156 shares issued and outstanding as of August 11, 2026, and excludes as of such date the following:

●	Approximately 8,430,000 shares of common stock issuable upon the conversion of outstanding convertible notes;

●	Approximately 76,513,659 shares of common stock issuable upon exercise of outstanding warrants, with a weighted-average exercise price of $4.16 per share;

●	8,293,140 shares of common stock issuable upon exercise of outstanding stock options under our 2024 Equity Incentive Plan (the Equity Plan”), as of June 30, 2026 with a weighted-average exercise price of $2.04 per share; and

●	Approximately 1,564,510 shares of common stock reserved for future issuance under the Equity Plan.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully all the information we have included or incorporated by reference into this prospectus supplement and other information which may be incorporated by reference into this prospectus supplement as provided under “Incorporation by Reference.” In particular, you should consider the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference into this prospectus supplement, as those risk factors are amended or supplemented by our subsequent filings with the SEC. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Please read “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described in the documents incorporated by reference into this prospectus supplement. There may be additional risks that we do not presently know of or that we currently believe are immaterial, which could also impair our business and financial position. If any of these risks occur, this could expose us to liability, and our business, prospects, financial condition or results of operation could be adversely affected. As a result, you could lose all or part of your investment.

Risks Related to this Offering

Sales of our common stock in this offering, or the perception that such sales may occur, could cause a drop in the market price of our common stock.

We may issue and sell shares of our common stock for aggregate gross proceeds of up to $4,353,000 from time to time in connection with this offering. The issuance and sale from time to time of these new shares of common stock, or our ability to issue these new shares of common stock in this offering could have the effect of depressing the market price of our common stock.

Our management will have broad discretion as to the use of the net proceeds from this offering, and may not use the proceeds effectively.

Our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our stock price to decline. In addition, our failure to effectively apply the net proceeds from this offering could have a material adverse effect on our business, results of operations, financial condition and prospects.

You may experience immediate and substantial dilution in the book value per share of the common stock you purchase in the offering.

The offering price per share in this offering may exceed the pro forma net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 34,575,059 shares of our common stock are sold at a price of $0.1259 per share, the last reported sale price of our common stock on the Nasdaq on August 11, 2026, for aggregate gross proceeds of up to approximately $4,353,000, and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.0666 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of June 30, 2026 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options will result in further dilution of your investment. See the section below entitled “Dilution” for a more detailed illustration of the dilution you would incur if you participate in this offering.

We may sell additional shares of our common stock to fund our operations, which sales may occur during or immediately after sales pursuant to this offering are commenced, which would result in dilution to our stockholders.

In order to raise additional funds to support our operations, we may sell additional shares of our common stock, which could result in dilution to all of our stockholders that may adversely impact our business. See “Dilution.” In particular, at any time, including during the pendency of this offering, we may sell additional shares of our common stock, other than pursuant to this offering, in amounts that may be material to us, which may be in amounts that are equal to or greater than the size of this offering, including, without limitation, through underwritten public offerings, privately negotiated transactions, block trades, or any combination of the above, subject, in certain circumstances, to the consent of the Agent. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

The exercise of our outstanding options will dilute stockholders and could decrease our stock price.

The exercise of our outstanding options may adversely affect our stock price due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options or any future issuance of additional shares of common stock or other equity securities, including but not limited to options, warrants, restricted stock units or other derivative securities convertible into our common stock, may result in significant dilution to our stockholders and may decrease our stock price.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instructions to the Agent to sell shares of our common stock at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Agent after our instruction will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Agent in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $4,353,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares of our common stock under or fully utilize the Sales Agreement as a source of financing.

We intend to use the net proceeds from this offering, if any, for expanded research and development, increased sales and marketing, working capital and other general corporate purposes. The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. Our management will have broad discretion in applying the net proceeds from this offering. Pending the application of the net proceeds, we intend to invest the net proceeds in money market funds and investment securities consisting of U.S. Treasury notes, or high quality, marketable debt instruments of corporations and government sponsored enterprises, subject to any investment policies our board may determine from time to time.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our board of directors may deem relevant.

DILUTION

If you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the pro forma, as adjusted net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of June 30, 2026 was $1,655,206, or approximately $0.0290 per share. Net tangible book value per share is equal to total tangible assets minus the sum of total tangible liabilities divided by the total number of shares outstanding.

After giving effect to the sale of our common stock during the term of the Sales Agreement in the aggregate amount of $4,353,000 at an assumed offering price of $0.1259 per share, the last reported sale price of our common stock on the Nasdaq on August 11, 2026, and after deducting commissions and estimated aggregate offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2026 would have been $5,435,206, or $0.0593 per share of our common stock. This amount represents an immediate increase in the pro forma net tangible book value to existing stockholders of $0.0303 per share and an immediate dilution in net tangible book value of $0.0666 per share to purchasers of our shares of common stock in this offering, as illustrated in the following table:

Assumed public offering price per share		$0.1259
Pro forma net tangible book value per share as of June 30, 2026	$0.0290
Increase in pro forma net tangible book value per share after giving effect to this offering	$0.0303

Pro forma as adjusted net tangible book value per share after this offering		$0.0593

Dilution in pro forma net tangible book value per share to new investors		$0.0666

The table above assumes for illustrative purposes that an aggregate of 34,575,059 shares of our common stock are sold during the term of the Sales Agreement at a price of $0.1259 per share, the last reported sale price of our common stock on the Nasdaq on August 11, 2026, for aggregate gross proceeds of $4,353,000. In fact, the shares subject to the Sales Agreement will be sold, if at all, from time to time, at prices that may vary. An increase of $0.10 per share in the price at which the shares are sold from the assumed offering price of $0.1259 per share shown in the table above, assuming all of our common stock in the aggregate amount of $4,353,000 during the term of the Sales Agreement is sold at that price, would increase our pro forma as adjusted net tangible book value per share after the offering to $0.0712 per share and would increase the dilution in pro forma net tangible book value per share to new investors in this offering to $0.1547 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.10 per share in the price at which the shares are sold from the assumed offering price of $0.1259 per share shown in the table above, assuming all of our common stock in the aggregate amount of $4,353,000 during the term of the Sales Agreement is sold at that price, would decrease our pro forma as adjusted net tangible book value per share after the offering to $0.0241 per share and would decrease the dilution in pro forma net tangible book value per share to new investors in this offering to $0.0018 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The number of shares of common stock that will be outstanding after this offering as shown above is based on 57,073,575 shares of common stock outstanding as of June 30, 2026. Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding warrants, options and other convertible securities.

The table above assumes no exercise of outstanding warrants, options and other convertible securities prior to this offering. To the extent that such securities are exercised, there will be further dilution to new investors.

To the extent that outstanding warrants, options and other convertible securities outstanding as of June 30, 2026 have been or may be exercised, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the Agent under which we may issue and sell common stock from time to time in an amount up to $4,353,000 through or to the Agent, acting as agent or principal. Sales of our common stock, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions.

Each time that we wish to issue and sell our common stock under the Sales Agreement, we will provide the Agent with a placement notice describing the amount or dollar value of common stock to be sold, the time period during which sales are requested to be made, any limitation on the amount of common stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales.

Upon receipt of a placement notice, the Agent, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq, to sell our common stock under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or the Agent may suspend the offering of common stock pursuant to a placement notice upon notice and subject to other conditions.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agent may agree upon.

We will pay the Agent commissions for its services in acting as our sales agent in the sale of our common stock pursuant to the Sales Agreement. The Agent will be entitled to compensation at a fixed commission rate equal to 3.0% of the gross proceeds from the sale of our common stock on our behalf pursuant to the Sales Agreement. We have agreed to reimburse the Agent for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $75,000 in connection with entering into the Sales Agreement, unless otherwise pre-approved by us, and for its reasonable and documented out-of-pocket expenses related to quarterly maintenance of the Sales Agreement (including but not limited to the reasonable and documented fees and expenses of its legal counsel) on a quarterly basis in an amount not to exceed $7,500.

We estimate that the total expenses for commencement of this offering, excluding compensation payable to the Agent and certain expenses reimbursable to the Agent under the terms of the Sales Agreement, will be approximately $225,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and shares of our common stock we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

In connection with the sale of our common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act.

The Agent and its affiliates may provide various investment banking, commercial banking and other financial services to us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, the Agent may actively trade our securities for its own accounts or for the accounts of customers, and, accordingly, the Agent may at any time hold long or short positions in such securities. The Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. The Agent also will not engage in any transactions that stabilize our common stock.

This offering pursuant to the Sales Agreement will terminate upon the earlier of the (i) issuance and sale of all of our common stock subject to the Sales Agreement and (ii) termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement in our sole discretion at any time by giving five days’ prior written notice to the Agent. The Agent may terminate the Sales Agreement as to itself under the circumstances specified in the Sales Agreement and in its sole discretion at any time by giving five days’ prior written notice to us.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by the Agent, and the Agent may distribute this prospectus supplement electronically.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Ellenoff Grossman & Schole LLP. Certain matters will be passed upon for the Agent by Duane Morris LLP, New York, New York.

EXPERTS

The financial statements of Veea Inc. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference herein, have been audited by PKF O’Connor Davies, LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus supplement and any additional prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus supplement or any additional prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as this registration statement and the exhibits and schedules thereto, are available on the SEC website at www.sec.gov. Copies of these documents may also be accessed on our website at https://www.veea.com. Our internet website and the information contained therein or connected thereto are not incorporated into this prospectus supplement or any amendment or supplement thereto.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus supplement, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement and the accompanying base prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 15, 2026;

●	our Quarterly Reports on Form 10-Q for the quarter ended June 30, 2026 and March 31, 2026, filed with the SEC on August 12, 2026 and May 15, 2026;

●	our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items) filed with the SEC on January 6, 2026, January 8, 2026, January 20, 2026, February 23, 2026, April 2, 2026, April 13, 2026, May 22, 2026, June 4, 2026, June 4, 2026, June 11, 2026, June 26, 2026, August 5, 2026, and August 10, 2026; and

●	the description of our shares of common stock and public warrants contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 15, 2026, including any amendment or report filed for the purpose of updating such description.

We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

Any statement contained in any document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any additional prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus supplement prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement of which this prospectus supplement is a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. You should direct oral or written requests by one of the following methods. Attention: Chief Executive Officer, Veea Inc., 164 E. 83rd Street, New York, New York, United States, 10028, (212) 535-6050. You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investors” page of our website at https://www.veea.com. The information found on our website, or that may be accessed by links on our website, is not part of this prospectus supplement. We have included our website address solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our securities.

PROSPECTUS

$75,000,000.00

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

Veea Inc.

We may offer, issue and sell from time to time up to $75,000,000.00 of our common stock, preferred stock, debt securities, warrants, subscription rights, and a combination of such securities, separately or as units, in one or more offerings. This prospectus provides a general description of offerings of these securities that we may undertake.

We refer to the shares of common stock, preferred stock, debt securities, warrants, subscription rights, and units collectively as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus, the price and any other material terms of any such offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our shares of common stock and public warrants are traded on the Nasdaq Capital Market under the symbols “VEEA” and “VEEAW”, respectively. The last reported sale price of our shares of common stock and public warrants, as reported on the Nasdaq Capital Market on June 24, 2026 were $0.31 and $0.07, respectively.

If we decide to seek a listing of any preferred stock, warrants, debt securities, subscription rights or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was $20,529,470, which was calculated based on 55,116,953 shares of common stock outstanding, as of June 24, 2026, of which 29,602,697 shares were held by non-affiliates, and a price per share of $0.6935 which was the closing sale price of our common stock on the Nasdaq Capital Market on May 27, 2026, and which was within 60 days of the filing of the registration statement of which this prospectus forms a part. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell securities pursuant to the registration statement with a value more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. During the prior 12-calendar-month period that ends on, and includes, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6. of Form S-3.

Investing in our securities involves risks. See the section entitled “Risk Factors” included in or incorporated by reference into the accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 1, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings up to a total price to the public of $75,000,000.00. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.” This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our securities. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to a copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide this prospectus and a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or any “free writing prospectus.” We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the dates of their covers, regardless of the time of delivery of this prospectus or any prospectus supplement or of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus incorporates by reference market data and certain industry data and forecasts that were obtained from market research databases, publicly available information and industry publications and surveys. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. We have relied on certain data from third-party sources, including industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus or in any document incorporated by reference, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus, and under similar headings in the other documents that are incorporated herein by reference.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Throughout this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” the “Company,” “Registrant,” and “Veea” refer to Veea Inc. and all of our subsidiaries following the business combination that was consummated on September 13, 2024 among us, Plum SPAC Merger Sub, Inc, and VeeaSystems Inc. (the “Business Combination”) and VeeaSystems Inc. prior to the Business Combination.

ii

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company. These statements are based on the beliefs and assumptions, whether or not identified in this prospectus, of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “project,” “scheduled,” “seek,” “should,” “will” or similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements contained in this prospectus include, but are not limited to, statements about the ability of the Company to:

●	failure to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows;

●	risks related to Veea’s current growth strategy and Veea’s ability to generate revenue and become profitable;

●	market acceptance of Veea’s platform and products;

●	the length and unpredictable nature of Veea’s sales cycles;

●	Veea’s reliance on distribution and partnering arrangements and third-party manufacturers;

●	cybersecurity incidents, security vulnerabilities, and real or perceived errors, failures, defects, or bugs in Veea’s platforms or products;

●	the ability to maintain the listing of our common stock and public warrants on Nasdaq, and the potential liquidity and trading of such securities;

●	our public securities’ potential liquidity and trading;

●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following the completion of the Business Combination, and our ability to attract and retain key personnel;

●	macroeconomic conditions; and

●	each of the other factors detailed under the section entitled “Risk Factors.”

Forward-looking statements are provided for illustrative purposes only and are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the factors discussed under the heading “Risk Factors” and elsewhere in this prospectus, could affect the future results of the Company, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this prospectus.

In addition, the risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect the businesses, financial conditions, or results of operations of the Company. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the business of the Company, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, this prospectus contains statements of belief and similar statements that reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company as of the date of this prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should read this entire document carefully, including our financial statements and the related notes included elsewhere in this prospectus and the information set forth under the headings “Risk Factors” on page 1 of this prospectus. Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We were originally incorporated under the name “Plum Acquisition Corp. I.” as a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. As discussed in this prospectus, we completed the Business Combination on September 13, 2024 and changed our name to “Veea Inc.”

We are dedicated to simplifying the journey towards creating a world in which virtually everyone and everything is intelligently connected, while bringing applications and artificial intelligence (“AI”) to the edge of the network. Most service providers, equipment suppliers, system integrators and even hyperscalers have adopted or advocated for similar solutions to various degrees either independently or in collaboration with the Company. However, to our knowledge, we are the first to market with patented technologies that a) bring virtualized data center capabilities to the far edge of the network, commonly referred to as the Device Edge, where all wired and wireless devices connect to the network (the “Edge”), b) spawns hyperconvergence of computing, multiaccess communications and storage, (“Edge Computing”) c) provides for Cloud-managed applications at the Edge (“Hybrid Edge-Cloud Computing”), and d) enables machine learning with AI training, inferencing, and Agentic AI at the Edge (“Edge AI”) including AI-driven cybersecurity for heterogenous networks. Such networks have given rise through any combination of our developed devices and third-party devices, with CPUs, GPUs, TPUs, DPUs and/or NPUs, that run on the VeeaONE platform’s software stack (“VeeaWare”). Our end-to-end edge-cloud platform is referred to as VeeaONETM  (“VeeaONE”) platform.

Veea has developed several generations of highly integrated all-in-one devices that incorporate a Linux server, with a virtualized software environment, supporting our patented secured docker containers, together with a Wi-Fi Access Point (AP) with a mesh router, a firewall, an IoT gateway, NVMe data storage and 4G/5G modules. With an extensive patent portfolio of 123 granted patents and 32 pending patent applications that cover 26 patent families, our end-to-end Hybrid Edge-Cloud Computing platform represents a new product category that has the potential for wide scale customer adoption in large segments of consumer and enterprise markets.

VeeaONE platform’s products, applications, and services with a distributed computing architecture, offered as a Platform-as-a-Service (“PaaS”) capability, empowering companies to capitalize on the transformative potential of Edge AI, where most of the data from smartphones, tablets, laptops, cameras, sensors, and other devices is generated, with data privacy and sovereignty, reliability, low latency for real-time decisions, bandwidth efficiency, scalability, and reduced costs compared to alternatives.

VeeaHub products, about the size of a typical Wi-Fi Access Point (AP), are offered in variety of form factors with different capabilities for indoor and outdoor coverage and are both locally- and cloud-managed. VeeaONE platform provides for large scale management of VeeaHub products and third-party devices on VeeaONE platform with Hybrid Edge-Cloud Computing and AI-enabled applications and services, to a certain degree is similar to Android OS platform architecture and business model for Android devices.

The VeeaONE platform offers an alternative to cloud computing by enabling the formation of highly secure, but easily accessible, private clouds and networks across one or multiple user(s) or enterprise location(s) across the globe. The benefits include optimal latency, lower data transport costs, data privacy, security and ownership, Edge AI, as well as “always-on” availability for mission critical applications, and contextual awareness for people, devices and things connected to the Internet.

Our products and services have been deployed across multiple countries and industries; however, we are focused on high-growth market segments such as fixed-line or 5G-based fixed wireless broadband access, and subscription-based managed Wi-Fi for unserved and underserved communities. In both cases, broadband or Internet connectivity services are offered with a variety of Edge applications and value-added services, including advanced AI-driven cybersecurity, through Mobile Network Operators (“MNOs”), Multiple System Operators (MSOs), Internet Service Providers (“ISPs”) and other types of Managed Service Providers (“MSPs”). The industrial applications include climate smart buildings, smart farming with precision agriculture, smart warehouses and smart retail as cloud-managed converged private networks.

Gartner recognized the innovativeness and capabilities of the platform by naming Private Veea a Leading Smart Edge Platform in 2023 and Cool Vendor in Edge Computing in 2021. Market Reports World in its research report published in October 2023 named Private Veea as one of the top 10 Edge AI solution providers alongside of IBM, Microsoft and Amazon Web Services (“AWS”).

Private Veea was founded in 2014 by Allen Salmasi, our Chief Executive Officer and a pioneering wireless technology leader. Mr. Salmasi helped to drive industry transformation through his contributions to the development of CDMA/TDMA-based OmniTRACS, the largest mobile satellite messaging and position reporting system with integrated IoT solutions during the 1980s and 1990s; CDMA-based 2G/3G technologies and products at Qualcomm in 1990s; OFDMA-based 4G technologies and products at NextWave during the 2000s, and hyper-converged edge computing and communications during the 2010s; and beyond with Veea. Mr. Salmasi has assembled a talented and experienced management and engineering team that includes former senior executives of leading technology, telecom, SaaS, and wireless companies that possess a deep understanding of wireless technologies, networking edge and cloud computing.

The Company has six wholly owned subsidiaries, VeeaSystems Inc., formerly known as Veea Inc. a Delaware corporation, Veea Solutions Inc., a Delaware corporation, VeeaSystems Development Inc., formerly known as Veea Systems Inc., a Delaware corporation, Veea Systems Ltd., a company organized under the laws of England and Wales, VeeaSystems SAS, a French simplified joint stock company and VeeaSystems CK Inc., a Delaware corporation; and one majority owned subsidiary, VeeaSystems Mexico, S. de R.L. de C.V., a limited capital company organized under the laws of Mexico (“VeeaSystems MX”). VeeaSystems MX is 95% owned by VeeaSystems Inc., and due to local law requirements, the remaining 5% is held by the Company’s CEO. The Company is headquartered in New York City with offices in the United States, Mexico and Europe.

Our Vision and Strategy

At the founding of Veea, we imagined an AI-powered world where powerful, secure, intelligent and fully networked computing simply works. We pictured a reality where transformative ideas come to life quickly and effortlessly, without barriers created by technical complexity or infrastructure constraints. We envisioned a future in which any business, no matter its size or technical expertise, can seamlessly deploy sophisticated software, real-time analytics, and cutting-edge artificial intelligence directly within their own walls, at their own locations.

At the core of our mission is simplicity. We empower our customers by delivering intuitive software and unified hardware solutions that enable local computing, intelligent networking, and advanced AI applications to work together seamlessly. By making these solutions easy to deploy, orchestrate, and scale, we remove technological barriers, freeing innovators to innovate. Our tagline, “Intelligently Connected,” reflects this commitment. We’re not merely connecting devices or networks; we’re connecting businesses to outcomes, converting ideas to reality, and turning complexity to simplicity. Our platform creates intelligent connectivity, transforming intricate technological landscapes into streamlined environments that anyone can leverage.

We have developed products and solutions for wireline and/or 5G-based fixed wireless broadband access, subscription-based managed Wi-Fi for unserved and underserved communities, converged private networks, Smart Buildings, Smart Construction, Smart Warehouses, and Smart Retail – that we believe offer high potential for growth and can benefit from our products and services offerings in a way that transforms their businesses and business models in a secure, cost-effective, and meaningful manner.

The following is a summary of VeeaONE platform’s core capabilities:

●	Wireline or 5G-based Fixed Wireless Broadband Access: this cloud-managed solution is offered with backhaul connections to public networks through our highly innovative and highly compact VeeaHub STAX® (“STAX”) and STAX-5G VeeaHub products, with a variety of edge applications and value-added services, including advanced AI-driven cybersecurity, CCTVs for physical security, smart locks, and a variety of IoT applications, through Mobile Network Operators (“MNOs”), Multiple System Operators (MSOs), Internet Service Providers (“ISPs”) and other types of Managed Service Providers (“MSPs”).

●	Subscription-based “cellular-like” Managed Wi-Fi for Unserved/Underserved Communities: we are providing an affordable, accessible, and comprehensive solution to address the “digital divide” for approximately millions of people in rural or remote areas, which exists due to limited on no access to the Internet primarily through mobile network or satellite service providers.

●	Climate Smart Buildings: Veea is the first company to develop containerized Niagara, a software platform that integrates building management systems into a single control system, that is integrated with the Niagara Framework® (developed by Tridium, Inc., a wholly owned subsidiary of Honeywell International, Inc.), the leading platform for connecting to and managing building systems.

●	Converged Private Networks: Veea’s solutions allow for the convergence of Wi-Fi and private 4G/5G networks to take advantage of Wi-Fi’s ability to handle large amounts of data traffic, at lower network expense in areas densely populated by people and machines, with 5G’s reliability and low latency over large distances.

●	Edge AI: Veea’s Edge AI Platform seamlessly combines networking, computing, artificial intelligence, and orchestration into a unified, intuitive ecosystem (“Total Fabric”). Our platform simplifies the complexities of deploying, managing, and scaling intelligent edge solutions, enabling organizations of all sizes to harness powerful local AI effortlessly. It provides for real-time decision-making, scalability, and enhanced performance for complex Edge AI use cases. With distributed computing and mesh networking, the platform uniquely offers federated Learning with blockchain, which is an efficient solution for building a cross-enterprise, cross-data, and cross-domain ecosphere for Edge AI with data privacy and big data analytics.

Our Near-Term Target Markets

We are highly focused on revenue growth in market segments that present highly scalable business opportunities primarily through MNOs, MSOs, ISPs, MSPs, System Integrators (SIs) and major distributors as our primary distribution channels.

1.	Highly Differentiated Wireline and 5G-based Fixed Wireless Access (“FWA”) Broadband Service Solution with Fully Integrated AI-Driven Cybersecurity and Edge Applications Offered as Value-Added Services

In the near-term, this product offering will be fueling a substantial part of our revenue growth through a partnership in the near term. Our SecureConnectTM Service Platform (“SecureConnect”) enables the service providers to deliver an all-in-one solution, with a compact STAX and STAX-5G that fits in the palm of your hand that is installed with Zero Touch Provisioning (ZTP) and can provide for broadband wireline and/or 5G wireless connectivity with highly advanced AI-driven cybersecurity. STAX-5G is currently the only 5G CPE in the market that supports Multiaccess Edge Computing (MEC) functionality on a Linux server with Wi-Fi 6 mesh router, firewall with AI-driven cybersecurity, up to 2 TB of flash storage and IoT gateway supporting Bluetooth Classic and BLE, Zigbee, Thread and Matter, and networking/application mesh along with optional modules supporting Non-Volatile Memory Express (NVMe) with 2 TB of persistent storage and Power-over-Ethernet (POE) with 10 GbE interface. VeeaCloud provides for multi-tenant cloud-based management of STAX and STAX-5G devices and applications. With a high level of integration through a single PCBA implementation, it substantially reduces the production time and costs. Novel stackable mechanical design offers the opportunity for a wide range of other accessories (e.g., smart speakers).

Veea has been engaged with RadioMovil Dipsa, S.A. De C.V. (“Telcel”), a Mexican wireless telecommunications company owned by América Móvil since early 2024 and completed the homologation and carrier certification process for STAX and STAX-5G in late 2024 with Telcel. Telcel soft-launched the SecureConnect services in its coverage areas in March of 2025. In August 2025, we entered into the Framework Agreement for the Licenses, Equipment and Services (the “Supply Agreement”) with Telcel. The Supply Agreement was signed by the parties following the completion of an extensive certification and homologation process with Telcel; and the successful completion of trials with certain Telcel enterprise customers of the Company’s VeeaHub STAX®-5G product, incorporating Telcel SIM cards.

The soft-launch of SecureConnect STAX-5G, with Telcel at their enterprise customer locations, has been highly successful and has demonstrated a fully commercialized product platform. The end-user feedback to Telcel on the customer experience and quality of service has been very positive. In working together with Telcel since earlier this year, the initial marketing campaign and sales plans in support of our Go to Market plans have been largely developed. This includes Telcel’s marketing webpage, customer support and fulfillment portals, which are being trialed with the soft-launch customers. Telcel’s end-user customer contract is typically for 2 years with a Monthly Recurring Revenue (“MRR”) paid to Telcel, which is subject to revenue sharing between the parties.

We have also initiated a substantial POC with an affiliate of Telcel in another county for deployments in another region. STAX and STAX-5G products are also going through the homologation and certification process with a major ISP. STAX-5G is also being evaluated by two other network operators in several countries and we expect to initiate homologation and carrier certification with those operators.

The Serviceable and Obtainable Market (SOM) is a large percentage of TAM given the cybersecurity challenges faced by the SMBs/SMEs in the target markets.

 The Cybersecurity market in the soft-launch country was valued at US$12.75 billion in 2023, and is expected to reach US$23.13 billion by 2029, rising at a CAGR of 10.27%. In the soft-launch market, SMBs (for up to 7 devices, such as POS, payment terminals, laptops per user) spend between $200–$500 for a just a basic security package consisting of antivirus, firewall, vulnerability scanning, and minimal monitoring. For full-featured package such as the one offered by SecureConnect that includes cybersecurity for data-at-rest and data-in-motion, the monthly spent is significantly higher depending on the features included. Telcel’s pricing total of SecureConnect service offering, including the monthly rental fees for STAX-5G product together with VeeaCloud management, Cybersecurity service and 5G airtime fees, is less than just the cost of the more popular cybersecurity services offered to SMBs by third-party vendors, as just a cybersecurity software and/or cloud-based service, without the edge device and many of the features that are supported through SecureConnect.

2.	Subscription-based “cellular-like” Wi-Fi and IoT service coverage, with edge applications,

AirLynxTM Service Platform is another highly unique solution delivered through VeeaONE platform for service providers to uniquely offer turnkey subscription-based “cellular-like” Wi-Fi and IoT service coverage, with edge applications, that are delivered directly to the user devices and IoT endpoints indoors and/or outdoors. The service offering is typically aimed at those use cases, locations, communities or regions that i) lack cellular coverage, such as lacking indoor coverage in an apartment building or outdoor coverage in a rural community, ii) IoT endpoints with cellular modems are not already installed, commercially available or feasible (e.g., cameras, thermostats, smart locks, etc.) or too costly (i.e., cellular modem cost or data service pricing plans). In such cases, the service provider typically considers making an investment in the AirLynx network and its operations (i.e., CapEx and OpEx) based on a business model that relies on subscription-based managed Wi-Fi and IoT endpoint services to distribute or extend the Internet connectivity brought to a location through fiber, 4G/5G or satellite backhaul services, for either local or wide-area Wi-Fi and IoT coverage, for example, in a commercial building, trailer park, rural or remote community.

In the rural or remote areas, the Internet connectivity services delivered through a satellite terminal or 4G/5G backhaul, AirLynx extends the Internet connection directly to the end-users’ Wi-Fi devices and IoT endpoints as a fully managed service over a mesh network, with network slicing over a local area network like an entire village, just like a cellular network coverage for cellphones. Especially, in the rural and remote communities in many parts of the world, where Wi-Fi only devices are either already owned (e.g., laptops, tablets, or smartphones) or can be obtained at considerably lower cost than cellular devices, the business case based on AirLynx platform solution becomes much more viable than the cellular business model for the service providers given the costs associated with the cellular network deployment and the typical in-home 4G or 5G CPE installation. To date, AirLynx has been deployed in Indonesia, South Korea, Panama, Mexico, and Brazil to varying degrees either as a POC or for commercial service offerings through partnerships with major satellite service providers (Viasat, Starlink and StarGroup), cable companies (Liberty Latin America), ISPs (BG Titan and Gigalink), and utilities (CFE). Besides Internet connectivity, broad range of value -added services such as AI-assisted tele-education, tele-medicine, tele-training, banking, smart farming and precision agriculture, renewable energy management, environmental and natural disaster monitoring, and Internet of Forest. Over one billion households, representing 45% of global households, are without Internet connectivity within the household dwelling with a shared CPE or router connected to a public network. This represents approximately 3.7 billion people across the globe with over 2.6 billion of the people living in those households without a cellular device or any form of Internet connectivity.

3.	VeeaONE platform for AI-powered Smart Edge

MetaLynx represents the culmination of the capabilities of VeeaONE platform for AI-powered Smart Edge. The combined capabilities of SecureConnect, AirLynx, and VeeaONE IoT platform together with Veea- or third party-developed applications. At the heart of MetaLynx platform, there are two core capabilities as follows:

a)	VeeaHub IoT Gateway offers a powerful IoT capability with Edge AI. With Bluetooth Classic and BLE, Zigbee/Thread/Matter modules, with LoRaWAN gateway made available on certain indoor and outdoor models, and vMesh extending the IoT connections on a wide area basis, along with onboard data processing and virtualized software environment for edge applications. In particular, VeeaHub VHH09 outdoor “All-in-One” product is currently the only product in the market with an integrated LoRaWAN / IoT gateway, cellular module for private and public network connections, runs applications at the edge with sufficient memory and storage for IoT use cases standalone or on a mesh network, and cloud and/or local management of VeeaHub units deployed.

b)	Honeywell Tridium’s Niagara 4 application is one of the most widely adopted platform solutions for process automation and commercial building industry. Niagara Framework has over 1.2 million instances of installations for a wide range of vertical markets in many countries including. The containerized version of Niagara 4 Building Management System (“BMS”) software was first implemented and ported on VeeaHub products in 2020.

The primary use cases that may be supported by MetaLynx platform, together with off-the-shelf AI models for many use cases, include:

●	Construction — construction safety, automated job and resource tracking, behavioral sensing, fire, gas and water leak detection, digital twin

●	Energy and In-Building Climate Management — energy management (HVAC), building automation, lighting controls, predictive maintenance, waste management based on containerized Niagara BMS or other integrated applications

●	Hospitality (hotels & venues) — edge chatbots for check-in and concierge tasks, room automation, real-time on-site recognition, energy management (HVAC), building automation, lighting controls, predictive maintenance, waste management

●	Retail & Consumer — augment for smart shopping carts for real-time personalized recommendations, self-check outs, shelf inventory management, impression analysis

●	Healthcare (home, nursing homes, clinics and hospitals) — HIPPA compliant remote patient monitoring, intelligent medical devices, asset and resource management at hospitals, environmental monitoring and controls, behavioral sensing

●	Precision Agriculture – smart irrigation, smart spraying of fertilizer and pesticide, weed detection, greenhouse environmental monitoring and controls, yield prediction

●	Shipping ports —asset monitoring and management, worker safety, intelligent surveillance, predictive maintenance

●	Public Utilities — remote asset monitoring, intelligent surveillance, predictive maintenance

●	Defense & Public Safety — unmanned systems, intelligent surveillance, predictive maintenance, AI-driven IoT

●	Smart Manufacturing — anomaly detection, worker safety, environmental controls, predictive maintenance

●	Transportation — supply chain and asset management, operator safety, real-world data-collection with cameras and sensors, refrigeration monitoring and controls, predictive maintenance

Company Information

We were originally incorporated under the name “Plum Acquisition Corp I.” as a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar Business Combination with one or more businesses, which we refer to throughout this prospectus as our initial Business Combination. We completed our initial Business Combination with Veea Inc., on September 13, 2024, and changed our name to “Veea Inc.”

Our principal executive office is located at 164 E. 83rd Street, New York, NY 10028. Our telephone number is (212) 535-6050. Our website address is https://www.veea.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for expanded research and development, increased sales and marketing, working capital and other general corporate purposes. Pending application of the net proceeds for the purposes as described above, we may invest the net proceeds in short-term, interest-bearing securities, investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government. When specific securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On occasion we may engage in certain related party transactions. All prior related party transactions have been disclosed in our other filings with the SEC which are incorporated by reference herein. Our policy is that all related party transactions will be reviewed and approved by the audit committee of our board of directors (“Board”) prior to our entering into any related party transactions.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more of the following ways:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in an “at the market offering”, within the meaning of Rule 415(a)(4) of the Securities into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, shares of common stock or warrants may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

THE SECURITIES WE MAY OFFER

General

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	common stock;

●	preferred stock;

●	debt securities;

●	warrants;

●	subscription rights; and

●	units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants, subscription rights and units collectively as “securities.” The total dollar amount of all securities that we may sell will not exceed $75,000,000.00.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF OUR SECURITIES

We have common stock and public warrants registered under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The following is a summary of some of the terms of our common stock and public warrants based on our amended and restated articles of incorporation and our amended and restated bylaws. The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of our amended and restated articles of incorporation, our amended and restated bylaws as well as Delaware General Corporation Law (“DGCL”), and any other documents referenced in the summary and from which the summary is derived.

Common Stock

We are authorized to issue up to a total of 550,000,000 shares of common stock, par value $0.0001 per share. As of June 24, 2026, there were 55,116,953 shares of common stock outstanding.

Voting Rights

Holders of the common stock are entitled to cast one vote per share. Generally, holders of all classes of the common stock vote together as a single class, and an action is approved by the stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, subject to certain exceptions, while directors are elected by a plurality of the votes cast. Holders of the common stock are not entitled to cumulate their votes in the election of directors.

Dividend rights

Subject to the rights of the holders of the Series A Preferred Stock (defined hereafter) and any other provisions of our amended and restated certificate of incorporation (the “Charter”), as it may be further amended from time to time, holders of the common stock are entitled to receive such dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by the Board, in its discretion, from time to time out of assets or funds of the Company legally available therefor.

Public Warrants

There are currently outstanding an aggregate of 6,384,284 public warrants, which entitle the holders to acquire 6,384,284 shares of the common stock.

Each whole public warrant entitles the registered holder to purchase one share of the common stock at a price of $11.50 per share, subject to adjustment as discussed below, provided that the Company has an effective registration statement under the Securities Act covering the common stock issuable upon exercise of the public warrants and a current prospectus relating to them is available (or permits holders to exercise their public warrants on a cashless basis under the circumstances specified in the Warrant Agreement governing the public warrants (the “Warrant Agreement”)) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, a public warrant holder may exercise its public warrants only for a whole number of shares of common stock. This means only a whole public warrant may be exercised at a given time by a public warrant holder. The public warrants will expire five years after issuance (i.e. September 13, 2029), at 5:00 p.m., Eastern Time, or earlier upon redemption or liquidation.

The Company is not obligated to deliver any shares pursuant to the exercise of a public warrant and will have no obligation to settle such public warrant exercise unless a registration statement under the Securities Act with respect to the shares underlying the public warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No public warrant will be exercisable and the Company will not be obligated to issue a share upon exercise of a public warrant unless the shares issuable upon such public warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the public warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to public warrants, the holder of such public warrants will not be entitled to exercise such public warrants and such public warrants may have no value and expire worthless. In no event will we be required to net cash settle any public warrants.

The Company has registered the shares of the common stock issuable upon the exercise of the public warrants. Pursuant to the Warrant Agreement, the Company will be required to maintain a current prospectus relating to the shares issuable upon exercise of the public warrants until the expiration of the public warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if the shares of the common stock are at the time of any exercise of a public warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their public warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event it so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event it does not so elect, the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of public warrants for cash

Once the public warrants become exercisable, the Company may call the public warrants for redemption for cash:

●	in whole and not in part;

●	at a price of $0.01 per public warrant;

●	upon not less than 30 days’ prior written notice of redemption to each public warrant holder; and

●	if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading-days within a 30 trading-day period ending three (3) business days before we send to the notice of redemption to the public warrant holders.

If and when the public warrants become redeemable by us for cash, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the public warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the public warrants, each public warrant holder will be entitled to exercise his, her or its public warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 public warrant exercise price after the redemption notice is issued.

Redemption procedures and cashless exercise

If we call the public warrants for redemption as described above, the Company will have the option to require any holder that wishes to exercise his, her or its public warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their public warrants on a “cashless basis,” the Company will consider, among other factors, its cash position, the number of public warrants that are outstanding and the dilutive effect on its shareholders of issuing the maximum number of shares of the common stock issuable upon the exercise of its public warrants. If the Company takes advantage of this option, all holders of public warrants would pay the exercise price by surrendering their public warrants for that number of shares of the common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of the common stock underlying the public warrants, multiplied by the excess of the “fair market value” of the common stock over the exercise price of the public warrants by (y) the fair market value and (B) 0.361. The “fair market value” will mean the average closing price of a share of the common stock for the ten (10) trading days ending on the third (3) trading day prior to the date on which the notice of redemption is sent to the holders of public warrants. If the Company takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of the common stock to be received upon exercise of the public warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. the Company believes this feature is an attractive option if it does not need the cash from the exercise of the public warrants after the Business Combination. If the Company calls the public warrants for redemption and it does not take advantage of this option, the holders of certain private placement warrants issued in connection with the initial public offering of Plum Acquisition Corp. I and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other public warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a public warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such public warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.9% (as specified by the holder) of the shares of the common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of the common stock is increased by a share capitalization payable in common stock, or by a split-up of the common stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of common stock issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding common stock. A rights offering to holders of the common stock entitling holders to purchase the common stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) and (ii) the quotient of (x) the price per share of the common stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of common stock, in determining the price payable for the common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the public warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of the common stock on account of such common stock (or other securities into which the public warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the public warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse share split or reclassification of the common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of common stock issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the public warrants is adjusted, as described above, the public warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the public warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such the common stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the public warrants and in lieu of the common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the public warrants would have received if such holder had exercised its public warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the public warrant properly exercises the public warrant within thirty (30) days following public disclosure of such transaction, the public warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the public warrant. The purpose of such exercise price reduction is to provide additional value to holders of the public warrants when an extraordinary transaction occurs during the exercise period of the public warrants pursuant to which the holders of the public warrants otherwise do not receive the full potential value of the public warrants.

The public warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company in connection with the initial public offering of Plum Acquisition Corp. I (the former name of the Company prior to merger and acquisition of Veea’s business 9the “Business Combination”)). The Warrant Agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding public warrants, and, solely with respect to any amendment to the terms of warrants we may issue in connection with the Business Combination or any other business combination, or Post-IPO Warrants (as defined in the Warrant Agreement), at least 50% of the then outstanding Post-IPO Warrants. You should review a copy of the Warrant Agreement, which is filed as an exhibit to the Current Report on Form 8-K filed with the SEC on March 18, 2021, for a complete description of the terms and conditions applicable to the public warrants and certain private placement warrants issued in connection with the initial public offering of Plum Acquisition Corp. I.

The public warrants may be exercised upon surrender of the public warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the public warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of public warrants being exercised. The public warrant holders do not have the rights or privileges of holders of the common stock and any voting rights until they exercise their public warrants and receive common stock. After the issuance of the common Stock upon exercise of the public warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the public warrants. If, upon exercise of the public warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of the common stock to be issued to the public warrant holder.

The Company has agreed that, subject to applicable law, any action, proceeding or claim against the Company arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and the Company irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors - The Warrant Agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of its SPAC Private Placement Warrants and public warrants, which could limit the ability of such warrant holders to obtain a favorable judicial forum for disputes with the Company” in our annual report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 15, 2026. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Preferred Stock

We are authorized to issue up to a total of 1,000,000 shares of blank check preferred stock, par value $0.0001 per share. Shares of preferred stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed in a certificate of designation designating such series of preferred stock, and in the resolution or resolutions providing for the issue of such series adopted by the Board. Any shares of preferred stock that may be redeemed, purchased or acquired by the Company may be reissued except as otherwise provided by law.

We have designated 212,000 shares of our preferred stock as Series A Preferred Stock and 41,329 shares of our preferred stock as Series A-1 Preferred Stock. Each share of Series A Preferred Stock and Series A-1 Preferred Stock has a par value of $0.0001 per share and a stated value of $100 per share.

Conversion Rights

Each share of Series A Preferred Stock is convertible into common stock, at the option of the holder, in an amount equal to a price per share of $100 (as adjusted for certain stock splits) divided by $0.503.

Each share of Series A-1 Preferred Stock is convertible into common stock, at the option of the holder, in an amount equal to a price per share of $100 (as adjusted for certain stock splits) divided by $0.31.

Dividends

Holders of our Series A Preferred Stock and Series A-1 Preferred Stock are entitled to receive dividends, when and if declared by the Board, on an as-converted basis with holders of common stock. The Series A Preferred Stock and Series A-1 Preferred Stock do not provide for a stated or fixed dividend rate.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of our Series A Preferred Stock are entitled to receive, prior and in preference to any distribution to holders of common stock, an amount equal to $100 per share plus any accrued and unpaid dividends. The Series A Preferred Stock and Series A-1 Preferred Stock rank pari passu with respect to liquidation rights. The Series A Preferred Stock and Series A-1 Preferred Stock rank senior to the Company’s common stock with respect to liquidation rights.

Voting Rights

Holders of our Series A Preferred Stock and Series A-1 Preferred Stock vote together with the holders of common stock as a single class on all matters submitted to stockholders, with voting power determined on an as-converted basis.

Anti-Takeover Effects of Provisions of the Charter, the Bylaws and Applicable Law

Certain provisions of the Charter, the Bylaws, and laws of the State of Delaware, where the Company is incorporated, may discourage or make a takeover attempt more difficult that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for the common stock. The Company believes that the benefits of increased protection give the Company the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure the Company and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

Transfer Agent and Registrar; Warrant Agent

The Transfer Agent and registrar for our capital stock and the warrant agent for the public warrants is Continental Stock Transfer & Trust Company.

Listing of Securities

Shares of our common stock and public warrants are traded on Nasdaq under the symbols “VEEA” and “VEEAW” respectively.

Shares Eligible for Future Sale

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of the Company’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as the Company was required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are the Company’s affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of common stock or warrants then outstanding, as applicable; or

●	the average weekly reported trading volume of the common stock or warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by the Company’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Company.

DESCRIPTION OF SECURITIES WE MAY OFFER

Common Stock

For a description of our shares of common stock see “Description of our Securities.” We may issue shares of common stock, pursuant to this prospectus, either directly, or by issuing preferred stock convertible into shares of common stock, warrants exercisable for shares of common stock, debt securities convertible into shares of common stock, subscription rights to purchase shares of common stock or units in which shares of our common stock are included.

Preferred Stock

With respect to any shares of preferred stock we issue, we will fix the rights, preferences, privileges, and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	any contractual limitations on our ability to declare, set aside or pay any dividends;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate, or price of one or more specified commodities, currencies, securities, or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount, and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt, or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a Board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

FORMS OF SECURITIES

Each debt security and, to the extent applicable, warrant, subscription right and unit, will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities and, to the extent applicable, warrants, subscription rights and units, in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, interest payments on debt securities and any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents or any other agent of the Company, the trustees or the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Ellenoff Grossman & Schole LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Veea Inc. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference herein, have been audited by PKF O’Connor Davies, LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as this registration statement and the exhibits and schedules thereto, are available on the SEC website at www.sec.gov. Copies of these documents may also be accessed on our website at https://www.veea.com. Our internet website and the information contained therein or connected thereto are not incorporated into this prospectus or any amendment or supplement thereto.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 15, 2026;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026;

●	our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items) filed with the SEC on January 6, 2026, January 8, 2026, January 20, 2026, February 23, 2026, April 2, 2026, April 13, 2026, May 22, 2026, June 4, 2026, June 11, 2026 and June 26, 2026; and

●	the description of our shares of common stock and public warrants contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 15, 2026, including any amendment or report filed for the purpose of updating such description.

We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

Any statement contained in any document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct oral or written requests by one of the following methods. Attention: Chief Executive Officer, Veea Inc., 164 E. 83rd Street, New York, New York, United States, 10028, (212) 535-6050. You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investors” page of our website at https://www.veea.com. The information found on our website, or that may be accessed by links on our website, is not part of this prospectus. We have included our website address solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our securities.

Up to $4,353,000

Common Stock

PROSPECTUS SUPPLEMENT

Roth Capital Partners

August 13, 2026